RCI Files 10-Q and Reports Results for 2Q26
HOUSTON—May 28, 2026—RCI Hospitality Holdings, Inc. (Nasdaq: RICK) today filed its Form 10-Q and reported results for the fiscal 2026 second quarter ended March 31, 2026.

Summary Financials (in millions, except EPS)	2Q26	2Q25	6M26	6M25
Total revenues	$68.7	$65.9	$139.6	$137.4
EPS	$(0.04)	$0.36	$(0.63)	$1.38
Non-GAAP EPS[1]	$0.78	$0.65	$1.52	$1.46
Impairments and other charges, net	$7.6	$2.1	$7.9	$(0.1)
Net cash provided by operating activities	$9.9	$8.5	$17.7	$21.9
Free cash flow[1]	$8.4	$6.9	$15.1	$19.0
Net income (loss) attributable to RCIHH common stockholders	$(0.3)	$3.2	$(5.1)	$12.3
Adjusted EBITDA[1]	$15.6	$14.2	$31.3	$29.9
Weighted average shares used in computing EPS – basic and diluted	7.74	8.86	8.02	8.89
1 See “Non-GAAP Financial Measures” below.
Summary (Comparisons are to year-ago periods unless indicated otherwise)
Travis Reese, Interim President and CEO, said: "We're pleased to report improved performance in many key metrics. While net income attributable to RCIHH common stockholders and EPS declined due to non-cash impairments, non-GAAP EPS, net cash provided by operating activities, free cash flow, and adjusted EBITDA all increased."
"This performance was despite freezing weather in late January-early February that caused a number of clubs to close for one to two days each, mostly on weekends."
"As previously reported, Nightclubs total sales increased and same-store sales were nearly level. Bombshells total sales also increased. While same-store sales declined, the initial implementation of our ‘pre-game and party all in one’ strategy to increase the mix of higher-margin alcoholic beverage sales resulted in a 3.6% same-store sales increase at Bombshells 59 in Houston, making it the best‑performing same-store location."
"In line with our 5-Year Capital Allocation Plan, we have continued to buy back shares. As of May 22, 2026, we had approximately 7,644,500 shares outstanding."
Note: There will be no conference call as RCI just held one on May 7, 2026, when it reported its delayed 1Q26 results.
2Q26 Results (Comparisons are to year-ago periods unless indicated otherwise)
Nightclubs segment: Revenues of $60.3 million increased by 4.8%. Five newly acquired, opened and reformatted clubs generated $4.8 million in sales, the 51 clubs in same-store sales produced $54.5 million, and one club was closed during the quarter.2 By revenue type, service increased 11.3%; food, merchandise and other increased 3.8%; and alcoholic beverages declined 0.9%.
Impairments and other charges, net of $7.6 million compared to $2.0 million. Operating income was $10.8 million compared to $14.5 million or 17.8% of segment revenues compared to 25.3%. Non-GAAP operating income, which excludes impairment and other net charges, was $19.0 million compared to $17.1 million or 31.5% of segment revenues compared to 29.7%.
Bombshells segment: Revenues of $8.4 million increased 1.6%. Sales reflected $1.6 million from two newly opened locations and $6.8 million from the nine same-store locations.2 By revenue type, alcoholic beverages increased 4.0% and food was level with 2Q25.

Other charges, net of $67,000 compared to $159,000. Operating loss was $267,000 compared to $245,000 or -3.2% of segment revenues compared to -3.0%. Non-GAAP operating loss, which excludes other net charges, was $200,000 compared to $85,000 or -2.4% of segment revenues compared to -1.0%.
Corporate segment: Expenses totaled $6.6 million compared to $5.9 million or 9.6% of total revenues compared to 9.0%. Most of the year over year change reflected increased insurance costs. Non-GAAP expenses totaled $6.4 million compared to $5.8 million or 9.3% of total revenues compared to 8.8%.
Impairments and other charges, net within consolidated operations totaled $7.6 million compared to $2.1 million.
Income tax was a benefit of $0.4 million compared to an expense of $1.1 million.
Weighted average shares outstanding of 7.74 million declined 12.6% due to share buybacks.
Debt of $248.7 million at March 31, 2026 declined 3.0% from $256.4 million at December 31, 2025, primarily reflecting debt paydowns. Compared to a year ago, debt increased 3.0%.
2 See our April 9, 2026 news release on 2Q26 sales for more details.
Non-GAAP Financial Measures
In addition to our financial information presented in accordance with GAAP, management uses certain non-GAAP financial measures, within the meaning of the SEC Regulation G, to clarify and enhance understanding of past performance and prospects for the future. Generally, a non-GAAP financial measure is a numerical measure of a company’s operating performance, financial position or cash flows that excludes or includes amounts that are included in or excluded from the most directly comparable measure calculated and presented in accordance with GAAP. We monitor non-GAAP financial measures because they describe the operating performance of the Company and help management and investors gauge our ability to generate cash flow, excluding (or including) some items that management believes are not representative of the ongoing business operations of the Company, but are included in (or excluded from) the most directly comparable measures calculated and presented in accordance with GAAP. Relative to each of the non-GAAP financial measures, we further set forth our rationale as follows:
Non-GAAP Operating Income and Non-GAAP Operating Margin. We calculate non-GAAP operating income and non-GAAP operating margin by excluding the following items from income from operations and operating margin: (a) amortization of intangibles, (b) impairment of assets, (c) settlement of lawsuits, net of recoveries, (d) gains or losses on sale of businesses and assets, (e) gains or losses on insurance, and (f) stock-based compensation. We believe that excluding these items assists investors in evaluating period-over-period changes in our operating income and operating margin without the impact of items that are not a result of our day-to-day business and operations.
Non-GAAP Net Income and Non-GAAP Net Income per Diluted Share. We calculate non-GAAP net income and non-GAAP net income per diluted share by excluding or including certain items to net income or loss attributable to RCIHH common stockholders and diluted earnings per share. Adjustment items are: (a) amortization of intangibles, (b) impairment of assets, (c) settlement of lawsuits, net of recoveries, (d) gains or losses on sale of businesses and assets, (e) gains or losses on insurance, (f) stock-based compensation, (g) premium on stock repurchase, (h) gains or losses on lease termination, and (i) the income tax effect of the above-described adjustments. Included in the income tax effect of the above adjustments is the net effect of the non-GAAP provision for income taxes, calculated at approximately 22.3% and 18.1% effective tax rate of the pre-tax non-GAAP income before taxes for the six months ended March 31, 2026, and 2025, respectively, and the GAAP income tax expense (benefit). We believe that excluding and including such items help management and investors better understand our operating activities.
Adjusted EBITDA. We calculate adjusted EBITDA by excluding the following items from net income or loss attributable to RCIHH common stockholders: (a) depreciation and amortization, (b) income tax expense, (c) net interest expense, (d) impairment of assets, (e) settlement of lawsuits, net of recoveries, (f) gains or losses on sale of businesses and assets, (g) gains or losses on insurance, (h) stock-based compensation, (i) premium on stock repurchase, and (j) gains or losses on lease termination. We believe that adjusting for such items helps management and investors better understand our operating activities. Adjusted EBITDA provides a core operational performance measurement that compares results without the need to adjust for federal, state and local taxes which have considerable variation between domestic jurisdictions. The results are, therefore, without consideration of financing alternatives of capital employed. We use adjusted EBITDA as one guideline to assess our unleveraged performance return on our investments. Adjusted EBITDA is also the target benchmark for our acquisitions of nightclubs.

We also use certain non-GAAP cash flow measures such as free cash flow. Free cash flow is derived from net cash provided by operating activities less maintenance capital expenditures. We use free cash flow as the baseline for the implementation of our capital allocation strategy.
Accounting Standards Update (ASU) 2023-07
The Company has adopted Accounting Standards Update (ASU) 2023-07, which requires enhanced reportable segment disclosures. As a result, certain prior-year segment information has been recast.
About RCI Hospitality Holdings, Inc. (Nasdaq: RICK) (X: @RCIHHinc)
With more than 60 locations, RCI Hospitality Holdings, Inc., through its subsidiaries, is the country’s leading company in adult nightclubs and sports bars-restaurants. See all our brands at www.rcihospitality.com.
Forward-Looking Statements
This press release may contain forward-looking statements that involve a number of risks and uncertainties that could cause the Company's actual results to differ materially from those indicated, including, but not limited to, the risks and uncertainties associated with (i) operating and managing an adult entertainment or restaurant business, (ii) the business climates in cities where it operates, (iii) the success or lack thereof in launching and building the Company's businesses, (iv) cyber security, (v) conditions relevant to real estate transactions, (vi) our ability to regain and maintain compliance with the filing requirements of the U.S. Securities and Exchange Commission (“SEC”) and the Nasdaq Stock Market, and (vii) numerous other factors such as laws governing the operation of adult entertainment or restaurant businesses, competition and dependence on key personnel. For more detailed discussion of such factors and certain risks and uncertainties, see RCI's annual report on Form 10-K for the year ended September 30, 2025, as well as its other filings with the SEC. The Company has no obligation to update or revise the forward-looking statements to reflect the occurrence of future events or circumstances.
Media & Investor Contacts
Gary Fishman and Michael Wichman at 212-883-0655 or gfishman@pondel.com and mwichman@pondel.com.

RCI HOSPITALITY HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share, number of shares, and percentage data)

	Three Months Ended				Six Months Ended
	March 31, 2026		March 31, 2025		March 31, 2026		March 31, 2025
	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue
Revenues
Sales of alcoholic beverages	$28,817	41.9%	$28,866	43.8%	$58,956	42.2%	$61,054	44.4%
Sales of food and merchandise	9,539	13.9%	9,411	14.3%	19,505	14.0%	19,517	14.2%
Service revenues	25,448	37.0%	22,912	34.8%	51,259	36.7%	47,093	34.3%
Other	4,918	7.2%	4,687	7.1%	9,830	7.0%	9,695	7.1%
Total revenues	68,722	100.0%	65,876	100.0%	139,550	100.0%	137,359	100.0%
Operating expenses
Cost of goods sold
Alcoholic beverages sold	5,231	18.2%	5,204	18.0%	10,742	18.2%	11,050	18.1%
Food and merchandise sold	3,558	37.3%	3,182	33.8%	7,187	36.8%	6,745	34.6%
Service and other	16	0.1%	25	0.1%	117	0.2%	97	0.2%
Total cost of goods sold (exclusive of items shown below)	8,805	12.8%	8,411	12.8%	18,046	12.9%	17,892	13.0%
Salaries and wages	21,242	30.9%	20,491	31.1%	42,685	30.6%	41,055	29.9%
Selling, general and administrative	23,197	33.8%	22,900	34.8%	47,901	34.3%	49,107	35.8%
Depreciation and amortization	4,017	5.8%	3,776	5.7%	8,204	5.9%	7,345	5.3%
Impairments and other charges (gains), net	7,649	11.1%	2,127	3.2%	7,866	5.6%	(117)	(0.1)%
Total operating expenses	64,910	94.5%	57,705	87.6%	124,702	89.4%	115,282	83.9%
Income from operations	3,812	5.5%	8,171	12.4%	14,848	10.6%	22,077	16.1%
Other income (expenses)
Interest expense	(4,515)	(6.6)%	(4,048)	(6.1)%	(8,865)	(6.4)%	(8,200)	(6.0)%
Interest income	82	0.1%	139	0.2%	181	0.1%	318	0.2%
Non-operating gains (losses), net	4	0.0%	—	0.0%	(9,881)	(7.1)%	979	0.7%
Income (loss) before income taxes	(617)	(0.9)%	4,262	6.5%	(3,717)	(2.7)%	15,174	11.0%
Income tax expense (benefit)	(398)	(0.6)%	1,068	1.6%	1,151	0.8%	2,915	2.1%
Net income (loss)	(219)	(0.3)%	3,194	4.8%	(4,868)	(3.5)%	12,259	8.9%
Net loss (income) attributable to noncontrolling interests	(107)	(0.2)%	37	0.1%	(192)	(0.1)%	(4)	0.0%
Net income (loss) attributable to RCIHH common shareholders	$(326)	(0.5)%	$3,231	4.9%	$(5,060)	(3.6)%	$12,255	8.9%

Earnings (loss) per share
Basic and diluted	$(0.04)		$0.36		$(0.63)		$1.38

Weighted average shares used in computing earnings (loss) per share
Basic and diluted	7,741,522		8,861,854		8,021,747		8,891,638

RCI HOSPITALITY HOLDINGS, INC.
SEGMENT INFORMATION
(in thousands)

	Three Months Ended		Six Months Ended
	March 31, 2026	March 31, 2025	March 31, 2026	March 31, 2025
Revenues
Nightclubs	$60,275	$57,541	$122,584	$119,265
Bombshells	8,359	8,229	16,740	17,816
Other	88	106	226	278
	$68,722	$65,876	$139,550	$137,359

Income (loss) from operations
Nightclubs	$10,758	$14,532	$29,480	$35,385
Bombshells	(267)	(245)	(406)	1,700
Other	(112)	(171)	(262)	(274)
Corporate	(6,567)	(5,945)	(13,964)	(14,734)
	$3,812	$8,171	$14,848	$22,077

RCI HOSPITALITY HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended		Six Months Ended
	March 31, 2026	March 31, 2025	March 31, 2026	March 31, 2025
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(219)	$3,194	$(4,868)	$12,259
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	4,017	3,776	8,204	7,345
Impairment of assets	7,270	1,780	8,433	1,780
Deferred income tax benefit	(2,223)	(853)	(2,223)	(1,242)
Stock-based compensation	197	118	589	588
Loss (gain) on sale of businesses and assets	154	215	184	(1,248)
Amortization of debt discount and issuance costs	128	227	265	290
Noncash lease expense	745	668	1,479	1,326
Gain on insurance	(46)	—	(187)	(1,150)
Credit loss reversal on notes receivable	(86)	—	(11)	—
Premium on stock repurchase	—	—	9,885	—
Changes in operating assets and liabilities, net of business acquisitions:
Receivables	1,099	(659)	745	1,714
Inventories	87	68	112	64
Prepaid expenses, other current, and other assets	1,613	68	(1,209)	(530)
Accounts payable, accrued, and other liabilities	(2,855)	(55)	(3,701)	695
Net cash provided by operating activities	9,881	8,547	17,697	21,891
CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of businesses and assets	1,075	956	1,675	1,085
Proceeds from insurance	46	—	184	1,150
Proceeds from notes receivable	57	76	107	147
Payments for property and equipment and intangible assets	(1,868)	(2,854)	(4,199)	(8,608)
Acquisition of businesses, net of cash acquired	—	(6,000)	—	(6,000)
Net cash used in investing activities	(690)	(7,822)	(2,233)	(12,226)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from debt obligations	—	5,433	2,253	8,396
Payments on debt obligations	(7,833)	(4,627)	(12,785)	(10,321)
Payment of loan origination costs	—	(71)	(40)	(71)
Purchase of treasury stock	(2,438)	(2,896)	(12,269)	(6,114)
Payment of dividends	(617)	(619)	(1,162)	(1,242)
Investment from noncontrolling partner	—	—	1,800	—
Payments to noncontrolling interests	(44)	—	(80)	—
Net cash used in financing activities	(10,932)	(2,780)	(22,283)	(9,352)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(1,741)	(2,055)	(6,819)	313
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	28,631	34,718	33,709	32,350
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$26,890	$32,663	$26,890	$32,663

RCI HOSPITALITY HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31, 2026	September 30, 2025	March 31, 2025
ASSETS
Current assets
Cash and cash equivalents	$26,890	$33,709	$32,663
Receivables, net	2,627	3,940	4,174
Inventories	4,745	4,857	4,645
Prepaid expenses and other current assets	6,284	4,968	4,071
Assets held for sale	—	3,394	—
Total current assets	40,546	50,868	45,553
Property and equipment, net	278,069	279,027	283,442
Operating lease right-of-use assets	24,311	25,781	24,905
Notes receivable, net of current portion	4,326	3,849	4,031
Goodwill	62,242	62,725	62,524
Intangibles, net	162,271	171,948	167,383
Other assets	2,627	2,737	1,918
Total assets	$574,392	$596,935	$589,756

LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$6,258	$5,836	$5,652
Accrued liabilities	30,242	32,607	18,161
Current portion of debt obligations, net	33,396	21,198	19,737
Current portion of operating lease liabilities	3,379	3,314	3,073
Total current liabilities	73,275	62,955	46,623
Deferred tax liability, net	19,466	21,689	21,451
Debt, net of current portion and debt discount and issuance costs	215,325	214,583	221,725
Operating lease liabilities, net of current portion	25,628	27,320	26,677
Other long-term liabilities	8,167	9,509	4,741
Total liabilities	341,861	336,056	321,217

Commitments and contingencies

Equity
Preferred stock	—	—	—
Common stock	77	87	88
Additional paid-in capital	26,880	50,908	55,925
Retained earnings	203,094	210,106	212,772
Total RCIHH stockholders' equity	230,051	261,101	268,785
Noncontrolling interests	2,480	(222)	(246)
Total equity	232,531	260,879	268,539
Total liabilities and equity	$574,392	$596,935	$589,756

RCI HOSPITALITY HOLDINGS, INC.
NON-GAAP FINANCIAL MEASURES
(in thousands, except per share, number of shares, and percentage data)

	Three Months Ended March 31,		Six Months Ended March 31,
	2026	2025	2026	2025
Reconciliation of GAAP net income (loss) to Adjusted EBITDA
Net income (loss) attributable to RCIHH common stockholders	$(326)	$3,231	$(5,060)	$12,255
Income tax expense (benefit)	(398)	1,068	1,151	2,915
Interest expense, net	4,433	3,909	8,684	7,882
Depreciation and amortization	4,017	3,776	8,204	7,345
Impairment of assets	7,270	1,780	8,433	1,780
Settlement of lawsuits, net of recoveries	207	127	(595)	306
Stock-based compensation	197	118	589	588
Loss (gain) on sale of businesses and assets	218	220	251	(1,186)
Gain on insurance	(46)	—	(223)	(1,017)
Premium on stock repurchase	—	—	9,885	—
Gain on lease termination	—	—	—	(979)
Adjusted EBITDA	$15,572	$14,229	$31,319	$29,889
Adjusted EBITDA as a percentage of revenues	22.7%	21.6%	22.4%	21.8%

Reconciliation of GAAP net income (loss) to non-GAAP net income
Net income (loss) attributable to RCIHH common stockholders	$(326)	$3,231	$(5,060)	$12,255
Amortization of intangibles	620	577	1,235	1,157
Impairment of assets	7,270	1,780	8,433	1,780
Settlement of lawsuits, net of recoveries	207	127	(595)	306
Stock-based compensation	197	118	589	588
Loss (gain) on sale of businesses and assets	218	220	251	(1,186)
Gain on insurance	(46)	—	(223)	(1,017)
Premium on stock repurchase	—	—	9,885	—
Gain on lease termination	—	—	—	(979)
Net income tax effect	(2,075)	(263)	(2,336)	47
Non-GAAP net income	$6,065	$5,790	$12,179	$12,951

Reconciliation of GAAP diluted earnings (loss) per share to non-GAAP diluted earnings per share
Diluted shares	7,741,522	8,861,854	8,021,747	8,891,638
GAAP diluted earnings (loss) per share	$(0.04)	$0.36	$(0.63)	$1.38
Amortization of intangibles	0.08	0.07	0.15	0.13
Impairment of assets	0.94	0.20	1.05	0.20
Settlement of lawsuits, net of recoveries	0.03	0.01	(0.07)	0.03
Stock-based compensation	0.03	0.01	0.07	0.07
Loss (gain) on sale of businesses and assets	0.03	0.02	0.03	(0.13)
Gain on insurance	(0.01)	—	(0.03)	(0.11)
Premium on stock repurchase	—	—	1.23	—
Gain on lease termination	—	—	—	(0.11)
Net income tax effect	(0.27)	(0.03)	(0.29)	0.01
Non-GAAP diluted earnings per share	$0.78	$0.65	$1.52	$1.46

	Three Months Ended March 31,		Six Months Ended March 31,
	2026	2025	2026	2025
Reconciliation of GAAP operating income to non-GAAP operating income
Income from operations	$3,812	$8,171	$14,848	$22,077
Amortization of intangibles	620	577	1,235	1,157
Impairment of assets	7,270	1,780	8,433	1,780
Settlement of lawsuits, net of recoveries	207	127	(595)	306
Stock-based compensation	197	118	589	588
Loss (gain) on sale of businesses and assets	218	220	251	(1,186)
Gain on insurance	(46)	—	(223)	(1,017)
Non-GAAP operating income	$12,278	$10,993	$24,538	$23,705

Reconciliation of GAAP operating margin to non-GAAP operating margin
GAAP operating margin	5.5%	12.4%	10.6%	16.1%
Amortization of intangibles	0.9%	0.9%	0.9%	0.8%
Impairment of assets	10.6%	2.7%	6.0%	1.3%
Settlement of lawsuits, net of recoveries	0.3%	0.2%	(0.4)%	0.2%
Stock-based compensation	0.3%	0.2%	0.4%	0.4%
Loss (gain) on sale of businesses and assets	0.3%	0.3%	0.2%	(0.9)%
Gain on insurance	(0.1)%	—%	(0.2)%	(0.7)%
Non-GAAP operating margin	17.9%	16.7%	17.6%	17.3%

Reconciliation of net cash provided by operating activities to free cash flow
Net cash provided by operating activities	$9,881	$8,547	$17,697	$21,891
Less: Maintenance capital expenditures	1,462	1,611	2,598	2,887
Free cash flow	$8,419	$6,936	$15,099	$19,004
Free cash flow as a percentage of revenues	12.3%	10.5%	10.8%	13.8%

RCI HOSPITALITY HOLDINGS, INC.
NON-GAAP SEGMENT INFORMATION
($ in thousands)

	Three Months Ended March 31, 2026					Three Months Ended March 31, 2025
	Nightclubs	Bombshells	Other	Corporate	Total	Nightclubs	Bombshells	Other	Corporate	Total
Income (loss) from operations	$10,758	$(267)	$(112)	$(6,567)	$3,812	$14,532	$(245)	$(171)	$(5,945)	$8,171
Amortization of intangibles	618	—	—	2	620	572	1	—	4	577
Impairment of assets	7,270	—	—	—	7,270	1,780	—	—	—	1,780
Settlement of lawsuits, net of recoveries	142	65	—	—	207	97	30	—	—	127
Stock-based compensation	—	—	—	197	197	—	—	—	118	118
Loss (gain) on sale of businesses and assets	218	2	—	(2)	218	93	129	—	(2)	220
Gain on insurance	(46)	—	—	—	(46)	—	—	—	—	—
Non-GAAP operating income (loss)	$18,960	$(200)	$(112)	$(6,370)	$12,278	$17,074	$(85)	$(171)	$(5,825)	$10,993

GAAP operating margin	17.8%	(3.2)%	(127.3)%	(9.6)%	5.5%	25.3%	(3.0)%	(161.3)%	(9.0)%	12.4%
Non-GAAP operating margin	31.5%	(2.4)%	(127.3)%	(9.3)%	17.9%	29.7%	(1.0)%	(161.3)%	(8.8)%	16.7%

	Six Months Ended March 31, 2026					Six Months Ended March 31, 2025
	Nightclubs	Bombshells	Other	Corporate	Total	Nightclubs	Bombshells	Other	Corporate	Total
Income (loss) from operations	$29,480	$(406)	$(262)	$(13,964)	$14,848	$35,385	$1,700	$(274)	$(14,734)	$22,077
Amortization of intangibles	1,231	—	—	4	1,235	1,146	2	—	9	1,157
Impairment of assets	8,433	—	—	—	8,433	1,780	—	—	—	1,780
Settlement of lawsuits, net of recoveries	(685)	90	—	—	(595)	276	30	—	—	306
Stock-based compensation	—	—	—	589	589	—	—	—	588	588
Loss (gain) on sale of businesses and assets	240	6	—	5	251	109	(1,201)	—	(94)	(1,186)
Gain on insurance	(223)	—	—	—	(223)	(1,017)	—	—	—	(1,017)
Non-GAAP operating income (loss)	$38,476	$(310)	$(262)	$(13,366)	$24,538	$37,679	$531	$(274)	$(14,231)	$23,705

GAAP operating margin	24.0%	(2.4)%	(115.9)%	(10.0)%	10.6%	29.7%	9.5%	(98.6)%	(10.7)%	16.1%
Non-GAAP operating margin	31.4%	(1.9)%	(115.9)%	(9.6)%	17.6%	31.6%	3.0%	(98.6)%	(10.4)%	17.3%